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                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                1000 WOODBURY ROAD ROAD, WOODBURY, NEW YORK 11797


         RESOLVED, That effective January 1, 1998, the names of the Corporation's separate accounts are changed as follows:

         FORMER NAME                                 NEW NAME
         -----------                                 --------

ReliaStar Bankers Security Variable         ReliaStar Life Insurance Company of
Annuity Funds A, B, C                       New York Variable Annuity Funds
                                            A, B, C

ReliaStar Bankers Security Variable         ReliaStar Life Insurance Company of
Annuity Funds D, E, F, G, H, I              New York Variable Annuity Funds
                                            D, E, F, G, H, I

ReliaStar Bankers Security Variable         ReliaStar Life Insurance Company of
Annuity Funds M, P, Q                       New York Variable Annuity Funds
                                            M, P, Q

ReliaStar Bankers Security Variable         ReliaStar Life Insurance Company of
Life Separate Account I                     New York Variable Life Separate
                                            Account I

         RESOLVED, That the officers of the Corporation are hereby authorized to take any and all actions necessary to effectuate this resolution.